Exhibit 10.32
DAVITA INC.
SEVERANCE PLAN FOR DIRECTORS AND ABOVE
DaVita Inc., a Delaware corporation (the “Company”), hereby restates the DaVita Inc. Severance Plan for Directors and Above (this “Plan”), effective September 1, 2016, for the benefit of certain Teammates of the Company and its subsidiaries.
This Plan is intended to secure the continued services and ensure the continued dedication of the Teammates (as defined in Section 1(d)) by providing to such Teammates certain protections in the event of a Qualifying Termination (as defined in Section 1(f)).
This Plan is intended to qualify as an employee welfare benefit plan as described in section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).
1.Definitions. As used in this Plan, the following terms shall have the respective meanings set forth below:
(a)    “Base Salary” means the Teammate’s weekly base wage at the rate in effect on the Termination Date, excluding for this purpose all categories of pay that are not base wages (including, but not limited to overtime, bonuses, commissions, incentive pay and any taxable or nontaxable fringe benefit or payment).
(b)    “Code” means the Internal Revenue Code of 1986, as amended.
(c)    “Company” means DaVita Inc., a Delaware corporation.
(d)    “Teammate” means any person who at the time of the Qualifying Termination is employed by the Company or any of its wholly owned subsidiaries in a position of Vice President or Director, as reflected on the Company’s records, but excluding:
i)     independent contractors or consultants of the Company,
ii)     teammates who are employed by DaVita DPC Holding Co., LLC or any of their subsidiaries, including Paladina Health LLC or any other subsidiaries of the Company operating as part of or included within the business unit of the Company known as Paladina Health or direct primary care,
iii)     teammates who are employed by HealthCare Partners Holdings LLC, or any of its subsidiaries, or any other subsidiaries of the Company operating as part of or included within the business unit known as HealthCare Partners or integrated health care delivery and management, and
iv)    teammates who are employed by entities that are a part of or included within the international business operations of the Company, except to the extent that such teammates are employed by an entity incorporated in and are residents of one of the states of the United States of America.
(e)    “Period of Service” means a consecutive period measured from a Teammate’s hire date with the Company, as reflected in the payroll records of the Company, during which the Teammate is employed by the Company, without interruption by quit, discharge, layoff, or other termination of employment.
(f)    “Qualifying Termination” means the involuntary termination of a Teammate’s employment by the Company under circumstances for which the payment of severance payments and benefits under this Plan is approved by the Senior Vice President of People Services and the Assistant General Counsel-Labor of the Company; provided, however, that a Teammate will not incur a Qualifying Termination and will not receive severance payments and benefits under this Plan if the Teammate’s employment is terminated by the Company for any action which the Company, in its sole discretion, determines is for material cause, including, but not limited to, failure to perform job responsibilities, violation of the Company’s policies and procedures, an act of fraud or dishonesty affecting or involving the Company, or a breach of a material provision of the Teammate’s employment agreement or other similar agreement with the Company.
(g)    “Termination Date” with respect to a Teammate means the last day of work for which the Teammate will be paid for work as designated in the notice advising the Teammate that he or she will be subject to a Qualifying Termination. Neither unused time off benefits nor the payment of severance pay under this Plan will extend a Teammate’s Termination Date.
2.Payments and Benefits Upon Qualifying Termination. If a Teammate shall incur a Qualifying Termination, and the Teammate (or the Teammate’s executor or other legal representative in the case of the Teammate’s death or disability following such termination) executes and does not revoke a waiver and release agreement substantially in the form of Exhibit A hereto (the “Severance Agreement”) and a noncompetition and confidentiality agreement substantially in the form of Exhibit B hereto (the “Noncompetition Agreement”) by the deadline specified in the agreements to sign and not revoke such agreements, the Company shall provide to the Teammate as compensation for services rendered to the Company, and in consideration of the covenants set forth in the Severance Agreement and Noncompetition Agreement, the payments and benefits described in this Section 2. Notwithstanding the foregoing provisions of this Section 2, if, as a result of a Teammate’s termination of employment on the Termination Date, a Teammate is entitled

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to severance payments and benefits from the Company or any of its subsidiaries which are not payable pursuant to this Plan, but are payable pursuant to an employment agreement or other compensation arrangement entered into between such Teammate and the Company or any of its subsidiaries (“Other Severance Payments and Benefits”), the payments and benefits to be received by the Teammate pursuant to this Section 2 shall be reduced, but not below zero, on a dollar-for-dollar basis for every dollar of the Other Severance Payments and Benefits, if any, received by the Teammate.
(a)    Subject to Section 3 of this Plan, the Company shall pay to the Teammate (or the Teammate’s beneficiary or estate, as the case may be), commencing within 14 days following the date of execution of the Severance Agreement and Noncompetition Agreement, the Teammate’s Base Salary for the applicable period set forth below based on the Teammate’s job classification and Period of Service:
:

Job Classification	Period of Service	Salary Continuation Period

Vice President and Above	Less than one year	6 months
Vice President and Above	One year or more	12 months
Director	Less than 1 months	1 month
Director	1 to less than 3 months	2 months
Director	3 to 24 months	3 months
Director	More than 24 months	6 months

Such payments will be subject to all applicable tax and other withholdings, except that no withholding shall be made for the DaVita Retirement Savings Plan, or any other 401(k) plan, or for premiums for continued insurance coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act (“COBRA”).
(b)    The Company shall provide outplacement assistance to the Teammate, the nature of which will be at the Company’s discretion, and which shall, in no event be provided after the last day of the second calendar year following the calendar year in which the termination date occurs.
(c)    The Teammate’s stock options, restricted stock units, other stock-based awards, and other long-term incentives shall be treated in accordance with the terms of any agreements that Teammate has previously entered into with the Company concerning these benefits.
3.Section 409A of the Code. This Plan is intended to fall within the exemptions to Section 409A of the Code for separation pay plans and short-term deferrals that meet the

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requirements of the exemption from Section 409A of the Code and shall be interpreted and construed consistent with that intent. Notwithstanding any other provision of this Plan, to the extent that the right to any payment (including the provision of benefits) to a Teammate hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be made (or provided) in accordance with the following:
If the Teammate is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Teammate’s Termination Date, then no such payment shall be made during the period beginning on the Termination Date and ending on the date that is six months following the Termination Date or, if earlier, on the date of the Teammate’s death, if the earlier making of such payment would result in tax penalties being imposed on the Teammate under Section 409A of the Code. The amount of any payment that would otherwise be made during this period shall instead be made on the first business day following the date that is six months following the Termination Date or, if earlier, the date of the Teammate’s death. Each payment and benefit hereunder shall constitute a “separately identified” amount within the meaning of Treasury Regulation Section 1.409A-2(b)(2).
With respect to any payments due under Section 2(a) of this Plan as a result of the Teammate’s Qualifying Termination made pursuant to the terms of this Plan, and which are subject to the Teammate’s execution and delivery of the Severance Agreement and Noncompetition Agreement described in Section 2 hereof, in any case where the Termination Date and the Release Expiration Date fall in two separate taxable years, any payments required to be made to the Teammate which are conditioned on the timely execution of the Severance Agreement and Noncompetition Agreement and are treated as nonqualified deferred compensation for purposes of Section 409A shall be made in the later taxable year. For purposes of this section, “Release Expiration Date” shall mean deadline following the Termination Date as described in Section 2 hereof, during which the Teammate may timely deliver an executed Severance Agreement and Noncompetition Agreement and not revoke such agreements in order to receive payments and benefits under this Plan.
4.Plan Administration; Claims Procedure.
(a)    This Plan shall be interpreted and administered by the Company, or if the Company has delegated its authority to interpret and administer this Plan, by the person or persons appointed by the Company from time to time to interpret and administer this Plan (the “Plan Administrator”), who shall have complete authority, in his or her sole discretion subject to the express provisions of this Plan, to make all determinations necessary or advisable for the administration of this Plan. At the time of this restatement, the Company has delegated its authority as the Plan Administrator to the Welfare Benefits Committee. Such determinations shall include, but are not limited to, determination of eligibility, the Termination Date, termination of eligibility, and the amount payable to the Teammate. All questions arising in connection with the interpretation

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of this Plan or its administration shall be submitted to and determined by the Plan Administrator in a fair and equitable manner in accordance with the procedure for claims and appeals described in Section 4(b).
(b)    Any Teammate whose employment has been terminated who believes that he or she is entitled to receive benefits under this Plan, including benefits other than those initially determined by the Plan Administrator to be payable, may file a claim in writing with the Plan Administrator, specifying the reasons for such claim. The Plan Administrator shall, within 90 days after receipt of such written claim (unless special circumstances require an extension of time, but in no event more than 180 days after such receipt), send a written notification to the Teammate as to the disposition of such claim. Such notification shall be written in a manner calculated to be understood by the claimant and in the event that such claim is denied in whole or in part, shall (i) state the specific reasons for the denial, (ii) make specific reference to the pertinent Plan provisions on which the denial is based, (iii) provide a description of any additional material or information necessary for the Teammate to perfect the claim and an explanation of why such material or information is necessary, and (iv) set forth the procedure by which the Teammate may appeal the denial of such claim. The Teammate (or his or her duly authorized representative) may request a review of the denial of any such claim or portion thereof by making application in writing to the Plan Administrator within 60 days after receipt of such denial. Such Teammate (or his or her duly authorized representative) may, upon written request to the Plan Administrator, review any documents pertinent to such claim, and submit in writing issues and comments in support of such claim. Within 60 days after receipt of a written appeal (unless special circumstances require an extension of time, but in no event more than 120 days after such receipt), the Plan Administrator shall notify the Teammate of the final decision with respect to such claim. Such decision shall be written in a manner calculated to be understood by the claimant and shall state the specific reasons for such decision and make specific references to the pertinent Plan provision on which the decision is based.
(c)    The Plan Administrator may from time to time delegate any of his or her duties hereunder to such person or persons as the Plan Administrator may designate. The Plan Administrator is empowered, on behalf of this Plan, to engage accountants, legal counsel and such other persons as the Plan Administrator deems necessary or advisable for the performance of his or her duties under this Plan. The functions of any such persons engaged by the Plan Administrator shall be limited to the specified services and duties for which they are engaged, and such persons shall have no other duties, obligations or responsibilities under this Plan. Such persons shall exercise no discretionary authority or discretionary control respecting the administration of this Plan. All reasonable fees and expenses of such persons shall be borne by the Company.

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5.Withholding Taxes. The Company will withhold from all payments due under this Plan to each Teammate (or the Teammate’s beneficiary or estate) all taxes which, by applicable federal, state, local or other law, the Company is required to withhold therefrom.
6.Amendment. The Company shall have the right, in its sole discretion, pursuant to action by the Company’s Board of Directors or its delegate, to amend this Plan in any respect; provided, however, that no amendment may reduce any severance payments or benefits due hereunder with respect to a Teammate who previously incurred a Qualifying Termination and who has not forfeited such payments and benefits pursuant to the Noncompetition Agreement or the offset provisions of Sections 2 or 8. In the event that this Plan is determined to be a “deferred compensation plan” subject to Section 409A of the Code, the Company’s Board of Directors or its delegate shall, as necessary, adopt such conforming amendments as are necessary to comply with Section 409A of the Code without reducing the payments and benefits due to the Teammates hereunder.
7.Effect of Plan. Any amount payable pursuant to this Plan shall be reduced by any other amount of severance relating to salary continuation or any other continuation of medical coverage to be received by the Teammate upon termination of employment of the Teammate under any severance plan, policy or arrangement of the Company. Subject to the foregoing and to the provisions of Sections 2 and 8 hereof, the rights of, and benefits payable to, a Teammate pursuant to this Plan are in addition to any rights of, or benefits payable to, a Teammate under any other Teammate benefit plan or compensation program of the Company. All rights of a Teammate under any such plan or program shall be determined in accordance with the provisions of such plan or program.
8.Offset; Mitigation.
(a)    If the Company is obligated by law or contract to pay severance pay, notice pay or other similar benefits, or if the Company is obligated by law to provide advance notice of separation (“Notice Period”), then any payments hereunder shall be reduced, but not below zero, on a dollar-for-dollar basis by the amount of any such severance pay, notice pay or other similar benefits, as applicable, and by the amount of any severance pay, notice pay or other similar benefits received during any Notice Period.
(b)    To the extent permitted by applicable law, the Company may, at its sole discretion, apply any payment amounts otherwise due and payable under this Plan against any Teammate loans outstanding to the Company or other debts of the Teammate to the Company existing on the Termination Date.

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(c)    Any amount payable pursuant to this Plan shall also be reduced, but not below zero, on a dollar-for-dollar basis by any amount of compensation received by the Teammate from another employer (as an employee, consultant, or independent contractor) during the applicable salary continuation period set forth in Section 2(a) hereof. Teammate may not defer compensation with his new employer or client or take any other action in an effort to avoid the dollar-for-dollar reduction required by this Plan, and that if Teammate does take such action, the benefits under this Plan may be reduced by the Plan Administrator in its sole discretion.
(d)    A Teammate who is entitled to receive severance payments and benefits hereunder shall be obligated to seek other employment and to take all other reasonable actions so as to mitigate the amounts payable and the benefits to be provided to such Teammate under any of the provisions of this Plan. In order to receive payments pursuant to this Plan, a Teammate must:
i)     attest, on a monthly basis, that he or she is actively seeking other employment, and provide any additional information as determined in the discretion of the Plan Administrator; and
ii)    agree to advise the Company immediately whether he or she has obtained new employment (either as an employee, consultant, or independent contractor) or received any other earnings, and what his or her overall compensation is, including salary, all forms of bonuses, any deferred compensation, and any equity in lieu of cash compensation.
If a Teammate fails to meet the attestation and notification requirements, the Teammate will not be paid any remaining portion of the payments under this Plan, and any remaining payments will be cancelled.
9.    Unfunded Plan. This Plan shall not be funded. No Teammate entitled to benefits hereunder shall have any right to, or interest in, any specific assets of the Company, but a Teammate shall have only the rights of a general creditor of the Company to receive benefits on the terms and subject to the conditions provided in this Plan.
10.    Payments to Minors, Incompetents and Beneficiaries. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of giving a receipt therefor shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Company, the Plan Administrator and all other parties with respect thereto. If a Teammate shall die while any amounts would be payable to the Teammate under this Plan had the Teammate continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Plan to such person or persons appointed in writing by the Teammate to receive such amounts or, if no person is so appointed, to the estate of the Teammate.

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11.    Non-Assignability. None of the payments, benefits or rights of any Teammate shall be subject to any claim of any creditor, and, in particular, to the fullest extent permitted by law, all such payments, benefits and rights shall be free from attachment, garnishment, trustee’s process or any other legal or equitable process available to any creditor of such Teammate. Except as otherwise provided herein or by law, no right or interest of any Teammate under this Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment or pledge; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Teammate under this Plan shall be subject to any obligation or liability of such Teammate.
12.    No Rights to Continued Employment. Neither the adoption of this Plan, nor any amendment hereof, nor the creation of any fund, trust or account, nor the payment of any benefits, shall be construed as giving any Teammate the right to be retained in the service of the Company, and all Teammates shall remain subject to discharge to the same extent as if this Plan had not been adopted.
13.    Successors; Binding Agreement. This Plan shall inure to the benefit of and be binding upon the beneficiaries, heirs, executors, administrators, successors and assigns of the parties, including each Teammate, present and future, and any successor to the Company or one of its subsidiaries. This Plan shall not be terminated by any merger or consolidation of the Company whereby the Company is or is not the surviving or resulting corporation or as a result of any transfer of all or substantially all of the assets of the Company. In the event of any such merger, consolidation or transfer of assets, the provisions of this Plan shall be binding upon the surviving or resulting corporation or the person or entity to which such assets are transferred. The Company agrees that concurrently with any merger, consolidation or transfer of assets referred to in this Section 13, it will cause any surviving or resulting corporation or transferee unconditionally to assume all of the obligations of the Company hereunder.
14.    Headings. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan and shall not be employed in the construction of this Plan.
15.    Notices. Any notice or other communication required or permitted pursuant to the terms hereof shall have been duly given when delivered or mailed by United States mail, first class, postage prepaid, addressed to the intended recipient at his, her or its last known address.

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16.    Effective Date and Term. This Plan shall be effective as of the date hereof and shall end on the date on which this Plan is terminated by the Company; provided that this Plan and the obligations of the Company hereunder shall not terminate with respect to any severance payments or benefits due hereunder with respect to a Teammate who previously incurred a Qualifying Termination and who has not forfeited such payments and benefits pursuant to the Noncompetition Agreement until such obligations have been fully satisfied by the Company.
17.    Employment with, and Action by, Subsidiaries. For purposes of this Plan, subject to Section 1(d), employment with the Company or actions taken by the Company with respect to the Teammate shall include employment with or actions taken by any corporation or other entity in which the Company has a direct or indirect ownership interest of 50% or more of the total combined voting power of the then outstanding securities of such corporation or other entity entitled to vote generally in the election of directors.
18.    Governing Law; Validity. This Plan shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to principles of conflicts of laws) to the extent not preempted by ERISA or other Federal law, which shall otherwise control. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed and enforced as if such provision had not been included.
IN WITNESS WHEREOF, the Company has caused this Plan to be adopted as of the 2nd day of September, 2016.
DAVITA INC.
By: /s/ Susan Rutherford

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Exhibit A to Plan
SEVERANCE AGREEMENT

This Severance Agreement (“Agreement”) is entered into by [NAME OF EMPLOYEE] (“Employee”) and DaVita Inc. (“DaVita”), together the “Parties” on the date specified below, pursuant to Section 2 of the DaVita Inc. Severance Plan for Directors and Above (the “Plan”). This Severance Agreement is considered an integral part of the Plan.

1.Termination of Employment. Employee’s employment with DaVita will end on [INSERT DATE], the “Termination Date.”

2.Payment and Notices. Regardless of whether Employee signs this Agreement, Employee will receive payment of final wages for work through the Employee’s last day of employment; notice of the terms under which Employee may elect to continue health insurance coverage, and other notifications required by law.

3.Severance Payment. In exchange for Employee’s acceptance and agreement to all the terms of this Agreement, and Employee’s compliance with obligations contained in this Agreement and the Plan, DaVita will continue to pay Employee’s base salary for up to a period of ____months (the “Severance Payment”) from which DaVita will deduct all withholding taxes required by federal, state and local laws. All Employee obligations in this Agreement and in the Plan are material terms, including but not limited to the following: Employee’s (i) release, waiver and covenant not to sue, (ii) obligation to return property, (iii) acknowledgements, (iv) exit-interview and disclosure obligations, (v) non-competition agreement, non-solicitation and confidentiality obligations, (vi) representations and warranties, and (vii) offset and mitigation provisions in Section 8 of the Plan (including, but not limited to, the notification and monthly attestation requirements) which may impact the duration and amount of such Severance Payments.

4.Return of Property. Employee has returned and/or will immediately return to DaVita within five business days of Employee’s termination date, unless prohibited by any applicable federal, state or local law or regulation, all DaVita-owned property in Employee’s possession, including, but not limited to, (i) credit cards, (ii) keys and access cards to DaVita buildings or property, (iii) DaVita-owned equipment, (iv) DaVita documents, papers, manuals, files, and price lists, and (v) trade secret and confidential DaVita information in paper or electronic form.

5.Waiver and Release of Claims by Employee. Employee, on his or her own behalf and on behalf of his or her heirs, family members, executors, agents, and assigns, agrees to fully

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Severance Agreement – [Name of Teammate]
TAX/1676929.3

and forever release DaVita and its current and former successors, subrogees, assigns, principals, agents, attorneys, partners, heirs, employees, officers, subsidiaries and affiliates, shareholders, and directors, all in both their individual and representative capacities, (together the “Released Parties”) from any and all claims, actions, causes of action, liabilities, demands, rights, damages, costs, attorneys' fees, expenses and controversies of every kind and description through the date of this Agreement. This general release and waiver shall include, but not be limited to, the following:
a.    any and all claims relating to or arising from Employee’s employment relationship with DaVita and the end of that relationship;

b.    any and all claims relating to, or arising from, Employee’s right to purchase, or actual purchase of shares of stock of DaVita, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c.    any and all claims for violation of any federal, state, or municipal statute, regulation or constitutional provision, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; Section 1981 of the Civil Rights Act; the National Labor Relations Act; the Americans with Disabilities Act as amended; the ADA Amendments Act of 2008; the Fair Labor Standards Act, except as prohibited by law; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967;; the Employee Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Lilly Ledbetter Fair Pay Act;; and

d.    [For California Employees only]. Certain California civil rights provided by the Ralph Civil Rights Act (Civil Code 51.7) and the Tom Bane Civil Rights Act (Civil Code 52.1).

6.Unknown Claims. This Agreement includes claims of every nature and kind, known or unknown, and suspected or unsuspected. Employee acknowledges that he or she may hereafter discover facts different from, or in addition to, those which they now know to be or believe to be true with respect to the Agreement, and he or she agrees that this Agreement and the releases contained herein shall be and remain effective in all respects, notwithstanding such different or additional facts or the discovery thereof.

7.[For California Employees only]. Employees in California, or to whom California law applies, knowingly voluntarily and expressly waive, relinquish and forfeit all rights and benefits accorded by the provisions of Section 1542 of the California Civil Code and furthermore waive any rights that he or she might have to invoke said provisions and furthermore waives any rights to invoke said provisions or other States’ laws of similar effect now or in the future with

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respect to the releases contained herein or other States’ laws of similar effect now or in the future with respect to the releases contained herein. Section 1542 states:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

8.Limitation on Release. Notwithstanding the generality of the releases contained in this Agreement, it does not include a release of any claim which may not be released by private agreement without judicial or governmental supervision or any claim for DaVita benefits under a DaVita employee benefit plan that have accrued and vested as of Employee's termination date and that, by their express terms, survive any termination of employment.

9.Other litigation. Employee covenants that he or she will not initiate any lawsuit asserting any claim, action or cause of action, of any kind that he or she has herein released, except for those administrative matters permitted in paragraph 20 below.

10.Medicare Coverage/Acknowledgement.  Employee affirms, covenants, and warrants he/she is not a Medicare beneficiary and is not currently receiving, has not received in the past, will not have received at the time of payment pursuant to this Agreement, is not entitled to, is not eligible for, and has not applied for or sought Social Security Disability or Medicare benefits.  In the event any statement in the preceding sentence is incorrect (for example, but not limited to, if Employee is a Medicare beneficiary, etc.), the following sentences (i.e., the remaining sentences of this paragraph) apply.  Employee affirms, covenants, and warrants he/she has made no claim for illness or injury against, nor is he/she aware of any facts supporting any claim against, the released parties under which the released parties could be liable for medical expenses incurred by the Employee before or after the execution of this agreement.  Furthermore, Employee is aware of no medical expenses which Medicare has paid and for which the released parties are or could be liable now or in the future.  Employee agrees and affirms that, to the best of his/her knowledge, no liens of any governmental entities, including those for Medicare conditional payments, exist.  Employee will indemnify, defend, and hold the released parties harmless from Medicare claims, liens, damages, conditional payments, and rights to payment, if any, including attorneys' fees, and Employee further agrees to waive any and all future private causes of action for damages pursuant to 42 U.S.C. § 1395y(b)(3)(A) et seq.

11.Employee Representations and Warranties. Employee makes the following general representations and warranties:

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a.He or she has had a reasonable time to consider the terms of this Agreement.

b.He or she has voluntarily executed this Agreement without being pressured or influenced by any statement or representation of any person acting on behalf of another Party including the officers, agents and attorneys for any other Party.

c.He or she has no pending lawsuit, against DaVita or any of its officers, directors, agents or employees arising out of or otherwise connected with any of the matters herein released.

d.He or she has not previously disclosed any information which, if disclosed after execution of this Agreement, would be a violation of the Confidentiality provisions as outlined in paragraph 22.

e.He or she has full and complete legal capacity to enter into this Agreement.

f.In making the decision to enter into this Agreement, he or she has not relied on any statement made by DaVita, either expressed or implied, either by statement or omission.

12.[For Employees age 40 or over.] Waiver and Release of Claims under ADEA. Employee acknowledges, warrants and represents the following:

a.    He or she is waiving and releasing any rights he or she may have under the Age Discrimination in Employment Act of 1967 ("ADEA"),

b.    This waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement.

c.    The consideration given for this waiver and release is in addition to anything of value to which Employee was already entitled.

d.    Employee has been advised by this writing that he or she should consult with an attorney prior to executing this Agreement.

e.    Employee has been provided with at least 21 days from the date he or she received this Agreement to consider whether to sign this Agreement, and that if Employee signs the Agreement in less than 21 days, that signature shall constitute a knowing and voluntary

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waiver of his or her right to consider the agreement for the full 21 days. [Should this be a reduction in force for two or more employees delete e. above and add the following as e.: Employee has been provided with at least 45 days from the date he or she received this Agreement to consider whether to sign this Agreement, and that if Employee signs the Agreement in less than 45 days, that signature shall constitute a knowing and voluntary waiver of his or her right to consider the agreement for the full 45 days.]

f.    After Employee accepts this Agreement, Employee will have an additional 7 days (15 days in Minnesota) in which to revoke his or her acceptance, which Employee may do by returning to DaVita a written notice of revocation. Any such revocation notice shall be by hand delivery, fax or by priority mail, and it must be addressed to and received by the following within the revocation period:

Jan Schneider
DaVita Inc.
1551 Wewatta Street
Denver, CO 80202
eFax: (866) 894-2611

g.    This Agreement shall not be effective until after the revocation period has expired.

h.    [Should this be a reduction in force for two or more employees add as h: Employee acknowledges that he or she has received the information attached hereto as Exhibit A concerning the selection of teammates for layoff.]

13.Acknowledgment with Respect to Payments. Employee hereby admits, acknowledges and agrees that with payments hereunder he or she has received, or will receive, full and final payment of any wages and/or bonus amounts and/or other benefits that are or could be due under the terms of his or her employment with DaVita.

14.Transfer into Regular Position Prior to Termination Date. If Employee transfers into a regular position at DaVita, or any of its affiliated companies, prior to the Termination Date, and thus is not terminated by DaVita, Employee is ineligible to sign this Agreement, this Agreement is void, and no payments or benefits will be provided under this Agreement. Furthermore, if after the Termination but before DaVita's receipt of this Agreement, Employee begins another regular position at DaVita or any of its affiliated companies, Employee will no longer be eligible for payments or benefits under this Agreement.

15.Offset/Termination of Severance Payments. DaVita reserves the right to offset from the Severance Payment any amount legally owed by Employee to DaVita on or after

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termination of Employee’s employment. DaVita also reserves the right to offset from the Severance Payment any compensation received by the Employee from any other employer (as an employee, consultant or independent contractor) for the period specified in the Plan. DaVita also reserves the right to cancel any remaining Severance Payments if the Employee fails to meet the attestation and notification requirements of the Plan.

16.Entire Agreement. The Agreement, including all forms and notices and the Plan referenced herein, together with the provisions of any written agreements with DaVita that survive termination of Employee’s employment, e.g., provisions on post-employment non-competition, non-solicitation and confidentiality, constitute the entire agreement and understanding of the parties on the subjects contained herein and this Agreement and those provisions supersede and replace all prior negotiations and all prior agreements, proposed or otherwise, whether oral or written.

17.Cooperation. After the termination of Employee's employment with DaVita, Employee agrees to fully cooperate with DaVita with any actual or potential legal proceedings, or internal investigations, in which DaVita requests his or her assistance. Such assistance shall include, but is not limited to, participating in interviews with representatives of DaVita, attending, as a witness, depositions, trials, or other similar proceedings without requiring a subpoena, and producing and/or providing any documents.. This cooperation shall be at no additional cost to DaVita, with the exception of reasonable out-of-pocket expenses which must have been pre-approved in writing by DaVita.

18.Compliance Exit Questionnaire and Interview. Employee agrees to be available to participate in an exit interview with the Company’s Corporate Compliance Department or its designee. Employee further agrees that he or she is required to answer any questions fully and completely and that a failure to do so is a material breach of this Agreement.

19.Compliance Obligations. Employee acknowledges that he or she has fulfilled all obligations to raise any and all compliance concerns while employed with DaVita and that he or she is not currently aware of any compliance-related issues that he or she has not previously raised with the company. If he or she is currently aware of a compliance-related issue, Employee acknowledges his or her obligation to raise the concern(s) during his or her compliance exit interview and that failure to do so is a material breach of this Agreement.

20.Non-disparagement. Employee agrees not to disparage DaVita or any other Released Party, orally or in writing; provided that Employee may respond accurately and fully to compulsory legal process. Employee agrees to notify immediately DaVita upon receipt of any subpoena or court order related to any of the Released Parties. However, nothing in this paragraph or paragraph 22 below shall limit Employee’s right to engage in legally protected

6

conduct including the filing of administrative charges with governmental agencies or participating in the investigation of any such charges by governmental agencies, including providing documents or other information to such agencies.

21.No Admission of Liability. Nothing contained herein, and no action taken by any party hereto with regard to the Agreement, shall be construed as an admission by any party of liability for any purpose whatsoever.

22.Confidentiality of this Agreement. Employee agrees that from the date of this Agreement forward, he or she will keep the terms of this Agreement confidential and will not disclose the fact or terms to anyone except to members of his or her immediate family, his or her attorney or counselor, and persons assisting him/her in financial planning or income tax preparation, provided that these people agree to keep such information confidential.

23.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to principles of conflicts of laws) to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, or other Federal law, which shall otherwise control. In any such proceeding, Employee hereby knowingly and voluntarily waives his or her right to a jury trial.

24.Changes to Agreement. This Agreement may not be changed orally, but only in writing signed by all parties.

25.Severability.     Should one or more of the terms of this Agreement be declared invalid by a court of competent jurisdiction, the rest will continue to be valid and interpreted to be fully effective to the maximum extent permitted by law, except that if Employee’s release of claims is declared invalid, DaVita at its option may discontinue making any payments under this Agreement and recover any payments already made.

26.Effective Date of Agreement. This Agreement shall be effective 8 days after it has been dated and signed by all parties, and returned to DaVita via DocuSign.

27.Timing of Severance Payments. After DaVita has received this signed Agreement, and the time for revocation has passed without revocation being made, the payments under this Agreement will be made to Employee, at Employee’s home address, as soon as administratively practicable in the payroll cycle. However, any severance obligations by DaVita does not arise until at a minimum of 14 days after the company receives an executed copy of both this Agreement and the Compliance Questionnaire and after Employee has returned all company

7

property. Any Agreements signed and received by DaVita prior to the Employee's termination date will be returned for signature after termination.

Employee acknowledges and represents that Employee has read this Agreement, understands its terms and effect, and freely and knowingly agrees to it on the date set out below.

DAVITA INC.                     EMPLOYEE SIGNATURE

By:
Name:         Name:
Title:
Date:

Employee’s personal email address (required to receive severance benefits):

____________________________________

Approved as to Form

By:
Name:
Assistant General Counsel - Labor and Employment

8

Exhibit B1 to Plan
CONFIDENTIALITY, NONCOMPETITION,
NONSOLICITATION, AND INTELLECTUAL PROPERTY AGREEMENT
(DIRECTOR LEVEL)

THIS CONFIDENTIALITY, NONCOMPETITION, NONSOLICITATION, AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is made and entered into as of _________________, 201_ by and between DaVita Inc., which includes its subsidiaries and affiliated companies (“DaVita”), and __________________________________ (“Teammate”).

WHEREAS, DaVita is engaged in the highly competitive business of providing kidney care and related services to its Patients and Customers and has offered to hire or continue to employ Teammate and Teammate has agreed to work or continue to work for DaVita;

WHEREAS, DaVita will expend a great deal of time, money, and effort to develop Teammate’s skills to assist Teammate in performing his or her duties for DaVita and will disclose to Teammate its proprietary, Confidential, and Trade Secret Information (defined below), all of which Teammate agrees are valuable assets of DaVita that are developed at great effort and expense to DaVita, and;

WHEREAS, Teammate understands that DaVita has a valid interest in protecting its valuable assets, including its Confidential Information and Trade Secrets, the goodwill and business relationships with its Patients and Customers, other employees, and the general public, and the specialized training of its employees, and acknowledges that the covenants and restrictions contained herein are necessary to protect these valuable assets of DaVita; and

NOW, THEREFORE, in consideration of DaVita’s initial or continued employment of Teammate, DaVita’s promise to disclose to Teammate Confidential Information and Trade Secrets and provide specialized training to allow Teammate to perform Teammate’s duties for DaVita, and the mutual benefits conferred herein (the sufficiency of all of which are hereby acknowledged by Teammate), DaVita and Teammate agree as follows:

1.	Definition of Key Terms.

a.
“Business Contact” means contact that is intended to establish or strengthen a business or professional relationship for DaVita, regardless of whether the contact is with a patient directly assigned to Teammate or a patient with which Teammate otherwise has contact in furtherance of the Teammate’s job duties.

b.
“Business of DaVita” means providing a variety of health care services to patient populations throughout the United States and abroad through its various Business Units (as defined below and in Appendix A), including, but not limited to, dialysis and other services for Patients with chronic kidney failure and end stage renal disease, innovative clinical care, integrated treatment plans, personalized care teams, and health-management services for Patients and Customers.

Severance Agreement – [Name of Teammate]
TAX/1676929.3

c.
“Business Units” means one or more of the businesses within DaVita listed in Appendix A. Teammate understands that this list of Business Units may expand or contract during Teammate’s employment and is not meant to be all-inclusive or final. Teammate understands that DaVita intends to keep the restrictions in this Agreement narrow by defining the Business Units as a means of identifying the actual work Teammate performs for the Company and potential competitive activity as it relates to Teammate’s employment and post-employment activities and not as a means of broadening such activity to Business Units for which Teammate did not work.

d.
“Competing Business” means any individual (including Teammate), corporation, limited liability company, partnership, joint venture, association, or other entity, regardless of form, that is directly engaged in whole or in relevant part in any business or enterprise that is the same as, or substantially the same as, the Business of DaVita, or that is taking material steps to engage in such business.

e.
“Confidential Information” means (i) competitively sensitive information, (ii) of importance to DaVita, (iii) that is kept in confidence by DaVita, (iv) that becomes known to Teammate through his or her employment with DaVita, and (v) that is not a trade secret under the Colorado Trade Secrets Act, Defend Trade Secrets Act of 2016 or other applicable law, as trade secrets are and shall remain separately protected and enforceable pursuant to applicable law. Assuming the foregoing criteria are met, Confidential Information includes, but is not limited to, information about DaVita’s operations, services, research and development of DaVita’s operations or services, names and other listings of current or prospective Patients or Customers, proposals to any current or prospective Patients or Customers, the terms of any arrangements or agreements with any Patients or Customers, including payment and pricing information, the implementation of patient or Customer-specific projects, the composition or description of future services that will or may be offered by DaVita, marketing strategies, financial and sales information, and technical expertise and know-how developed by DaVita, including the unique manner in which DaVita conducts its business. Confidential Information also includes information disclosed to DaVita by any third party (including, but not limited to, current or prospective Customers) that DaVita is required to treat as confidential. Confidential Information shall not include information readily available in the public domain so long as such information was not made available through the wrongdoing or fault of Teammate or any other individual.

f.
“Creative Works” means any and all works of authorship including, for example, written documents, spreadsheets, graphics, designs, trademarks, service marks, algorithms, computer programs or code, protocols, formulas, mask works, brochures, presentations, photographs, music or compositions, manuals, reports, and compilations of various elements, whether patentable or registrable under copyright, trademark, or similar domestic and international laws.

g.
“Patients and Customers” means those individuals, companies, or other entities for whom DaVita has provided or does provide products or services in connection with the Business of DaVita or whom DaVita has provided written proposals concerning the Business of DaVita in the one (1) year period preceding the voluntary or involuntary termination of Teammate’s employment with DaVita for any reason and with or without cause, including but not limited to, hospitals, clinics, and other health care providers.

h.	“Indirectly,” as used in paragraphs 2 and 4-7 below, means that Teammate will not assist others in performing those activities Teammate is prohibited from engaging in directly in paragraphs 2 and 4-7.

i.	“Intellectual Property” means those ownership and other legal rights associated with any Invention or Creative Works.

j.	“Invent” means to conceive of, develop, reduce to practice, or otherwise invent, as that term is commonly understood, and is not limited to its general usage under U.S. or foreign patent law.

i.
“Invention” means inventions, developments, concepts, improvements, designs, discoveries, inventive ideas, algorithms, computer software code, protocols, formulas, mask works, compositions, trademarks, service marks, or trade secrets, whether or not reduced to practice, patentable, or registrable under patent, copyright, trademark, or similar laws, which Teammate Invents, either solely or jointly during normal working hours or when Teammate is expected to be working, or that relate to the Business of DaVita or to DaVita’s actual or demonstrably anticipated research or development, or that are substantially aided by Teammate’s use of DaVita’s equipment, supplies, facilities, or confidential information, or contains any of DaVita’s Trade Secrets or Confidential Information, or that are the direct or substantial result of any work performed by Teammate for DaVita.

k.
“Prior Inventions” means all Inventions that were made by Teammate prior to his or her employment with DaVita, which belong to Teammate and which relate to DaVita’s current or proposed business, products, or research and development, and are not presently assigned to DaVita under this Agreement.

l.
“Restricted Territory” means the geographic territory in which Teammate worked, represented DaVita, or had Business Contact with DaVita’s Patients and Customers in the five (5) year period preceding the voluntary or involuntary termination of Teammate’s employment with DaVita for any reason and with or without cause.

m.	“Trade Secret(s)” means information defined as a trade secret by the Colorado Trade Secrets Act or other applicable law.

n.
“Vendors and Suppliers” means any individuals, companies, or government entities that supply materials or services to DaVita in furtherance of the Business of DaVita, regardless of whether or not they are also a Competing Business.

2.    Non-Disclosure and Non-Use of Confidential Information and Trade Secrets. During the term of Teammate’s employment and following the voluntary or involuntary termination of Teammate’s employment for any reason and with or without cause, Teammate will not, except as authorized and required to perform Teammate’s duties for DaVita, directly or indirectly: use, disclose, reproduce, distribute, or otherwise disseminate DaVita’s Confidential Information or Trade Secrets, or take any action causing, or fail to take any action necessary, to prevent any such information to lose its character or cease to qualify as Confidential Information or a Trade Secret. Teammate agrees to ask DaVita, both during and after employment, if Teammate has any questions about whether particular information is Confidential Information or a Trade Secret before using or disclosing such information. For example, Teammate agrees to contact DaVita if Teammate takes a job with an entity that is not a Competing Business (e.g., a vendor, insurance provider, or government agency) where that job will require Teammate to use or disclose Confidential Information or Trade Secrets such as pricing or contracting information in a manner that could adversely affect DaVita. Teammate shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under 18 U.S.C. § 1833.

3.    Return of Company Records and Property. Teammate agrees to immediately return to DaVita all property belonging to DaVita, including but not limited to, keys, credit cards, phones, computers, documents, data, as well as originals, copies, or other physical embodiments of DaVita’s Confidential Information and Trade Secrets (regardless of whether it is in paper, electronic, or any other format), at the termination of his or her employment or at any other time when DaVita so requests, and Teammate agrees not to retain or distribute any copies of any of the foregoing.

4.    Non-Solicitation of Patients and Customers. Teammate agrees that during Teammate’s employment and for a period of one (1) year following the voluntary or involuntary termination of Teammate’s employment for any reason and with or without cause, Teammate will not, either on behalf of Teammate or for any Competing Business, directly or Indirectly solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate any Patient or Customer with whom Teammate has had Business Contact in the twelve (12) month period preceding the termination of Teammate’s employment, or about whom Teammate has any Confidential Information or Trade Secrets, for the purposes of providing services that are the same as or substantially similar to those provided in the Business of DaVita.

5.Non-Competition. Teammate agrees that during Teammate’s employment and for a period of six (6) months following the voluntary or involuntary termination of Teammate’s employment for any reason and with or without cause, Teammate will not, directly or Indirectly, own, manage, operate, join, control, be employed by or with, or participate in any manner with a Competing Business that competes with any Business Unit for which Teammate worked during the last five (5) years of his or her employment anywhere in the Restricted Territory where doing so will require Teammate to provide the same or substantially similar services to any such Competing Business as those which he or she provided to those Business Units at DaVita where he or she worked during the last five (5) years of his or her employment.

6.    Non-Solicitation of Teammates. Teammate agrees that during his or her employment with DaVita and for one (1) year following the voluntary or involuntary termination of his or her employment for any reason and with or without cause, Teammate will not directly or Indirectly solicit, recruit, or encourage current Teammates of DaVita or Teammates who have terminated their employment with DaVita within twelve (12) months of the solicitation, recruitment, or encouragement, to provide to a Competing Business the same or substantially similar services they provided to DaVita.

7.    Non-Interference of Vendors and Suppliers. Teammate agrees that during his or her employment with DaVita and following the termination of his or her employment, Teammate will not directly or indirectly interfere with DaVita’s relationships with its vendors and suppliers in any manner that is prohibited by contract or law.

8.    Ownership of Intellectual Property.

a.
Prior Inventions Retained and Licensed by Teammate. Teammate has attached hereto, as Exhibit A, a list describing all Prior Inventions. If no such list is attached, Teammate represents that there are no such Prior Inventions. Teammate agrees not to incorporate, or permit to be incorporated, any Prior Invention owned by Teammate, or in which Teammate has an interest, into a Company product, process, program, or machine without DaVita’s prior written consent.

b.
Assignment of Inventions. Teammate agrees to promptly make full written disclosure to DaVita of, to hold in trust for the sole right and benefit of DaVita, and hereby presently assigns to DaVita, or its designees, without any additional consideration, all of Teammate’s right, title, and interest in and to any and all Inventions that are Invented during Teammate’s employment or for a period of one (1) year following the voluntary or involuntary termination of Teammate’s employment. Teammate understands that the obligations under this paragraph 8(b) do not apply to any Invention that is Invented that: (1) does not involve the use of any DaVita Trade Secrets or Confidential Information, DaVita equipment, supplies, or facilities; (2) that were developed by Teammate entirely on Teammate’s own time; and (3) do not relate to the Business of DaVita.

c.
Works Made For Hire. Teammate acknowledges that all Creative Works that are made by Teammate (solely or jointly with others) within the scope of and during the period of Teammate’s employment with DaVita and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

d.
Patent and Copyright Registrations. Teammate agrees to assist DaVita (both during and after employment), or its designees, at DaVita’s expense, but without additional compensation to Teammate, to secure DaVita’s rights in any Inventions, copyrights, or other intellectual property rights relating thereto in any and all countries, hereby irrevocably designates and appoints DaVita, through its duly authorized officers and agents, as Teammate’s agent and attorney in fact, to act for and on Teammate’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright or trademark registrations thereon anywhere in the world with the same legal force and effect as if executed by Teammate.

9.    Tolling. Employee agrees that if either party institutes litigation to enforce or challenge the protective covenants in paragraphs four (4) through eight (8) of this agreement, and Employee is not enjoined from breaching one or more of the protective covenants contained herein, and a court thereafter determines that one or more of the protective covenants are enforceable, the restricted time periods in this Agreement shall be tolled beginning on the date the litigation was instituted until the litigation is finally resolved and all periods of appeal have expired.

10.Prior Agreements and Disclosure of Agreement to Third Parties. Teammate represents that he or she is not a party to any agreement with any former employer or any other person or entity containing any non-disclosure, non-compete, non-solicitation, non-recruitment, intellectual property assignment, or other covenants that will affect Teammate’s ability to devote his or her full time and attention to the Business of DaVita, that has not already been disclosed to DaVita in writing. Teammate also agrees to provide a copy of this Agreement to any subsequent employer, person, or entity to which Teammate intends to provide services that may conflict with any of Teammate’s obligations in this Agreement prior to engaging in any such activities. Teammate agrees that DaVita may also provide a copy of this Agreement or a description of its terms to any Patient or Customer, subsequent employer, or other third party at any time as it deems necessary to protect its interests, and Teammate agrees to indemnify DaVita against any claims and hold DaVita harmless from any losses, costs, fees, expenses, and damages arising out of Teammate’s failure to comply with this paragraph.

11.Additional Teammate Disclosure Exceptions. Nothing in this Agreement (including with respect to Confidential Information, Trade Secrets, and Inventions obligations is intended to be or will be construed to prevent, impede, or interfere with Teammate’s right to respond accurately and fully to any question, inquiry, or request for information regarding Teammate’s employment with DaVita when required by legal process by a Federal, State or other legal authority, or from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony and information to, any Federal, State, or other regulatory authority in the course of an investigation or proceeding authorized by law and carried out by such agency. Teammate is not required to contact DaVita regarding the subject matter of any such communications before Teammate engages in such communications. In addition, nothing in this Agreement is intended to restrict  Teammate’s legally protected right to discuss wages, hours or other working conditions with co-workers or in any way limit Teammate’s rights under the National Labor Relations Act or any whistleblower act.

12.Severability and Enforceability. Teammate and DaVita agree that if any particular paragraphs, subparagraphs, phrases, words, or other portions of this Agreement are determined by an appropriate court to be invalid or unenforceable as written, they shall be modified as necessary to be valid or enforceable, and such modification shall not affect the remaining provisions of this Agreement, or if they cannot be modified to be made valid or enforceable, then they shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable.

13.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to principles of conflicts of laws) to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, or other Federal law, which shall otherwise control.

14.Relief, Remedies, and Enforcement. The parties acknowledge that DaVita is engaged in a highly competitive business and the covenants and restrictions contained in this Agreement, including the geographic and temporal restrictions, are reasonably designed to protect DaVita’s legitimate business interests, including Company goodwill and Patient and Customer relationships, Confidential Information and Trade Secrets, and the specialized skills and knowledge gained by Teammate and DaVita’s other employees during their employment. Teammate acknowledges and agrees that a breach of any provision of this Agreement by the Teammate will cause serious and irreparable injury to DaVita that will be difficult to quantify and which may not be adequately compensated by monetary damages alone. Thus, in the event of a breach or threatened or intended breach of this Agreement by Teammate, DaVita shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach, despite any agreement between two parties to arbitrate any disputes related to any aspect of Teammate’s employment. Teammate further agrees that nothing in this Agreement, or in any agreement between the parties to arbitrate any other aspect of Teammate’s employment, shall be construed to prohibit DaVita from pursuing any and all other legal or equitable remedies available to it for breach of any of the provisions of this Agreement, including the disgorgement of any profits, commissions, or fees realized by Teammate, any subsequent employers, any business owned or operated by Teammate, or any of Teammate’s agents, heirs, or assigns, as well as all costs and attorneys’ fees incurred because of Teammate’s breach of any provisions of this Agreement. Teammate also agrees that that the knowledge, skills, and abilities he or she possesses at the time of commencement of employment are sufficient to permit Teammate to earn a livelihood satisfactory to Teammate without violating any provision of this Agreement.

15.Entire Agreement and Validity of Terms. Teammate and DaVita agree that this Agreement contains the entire agreement by and between them on the subjects covered by this Agreement, that all sections of prior agreements concerning these subjects are replaced by this Agreement, that Teammate does not rely, and has not relied, upon any representation or statement not set forth herein by DaVita or any of DaVita's agents, representatives, or attorneys, and that this Agreement may be changed only by a subsequent agreement in writing signed by both parties.

16.Survival. All non-competition, non-solicitation, non-disclosure and use, non-recruiting, and Agreement disclosure obligations in this Agreement shall survive the voluntary or involuntary termination of Teammate's employment for any reason and with or without cause, and no dispute regarding any other provisions of this Agreement or regarding Teammate’s employment or the termination of Teammate’s employment shall prevent the operation and enforcement of these obligations.

17.Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which construed together shall constitute one and the same Agreement. Teammate agrees that DaVita may enforce this Agreement with a copy that is only signed by Teammate.

18.Assignment and Successorship. This Agreement and the rights and obligations of DaVita hereunder may be assigned by DaVita and shall inure to the benefit of and shall be enforceable by any such assignee, as well as any of DaVita’s successors in interest. This Agreement and the rights and obligations of Teammate hereunder may not be assigned by Teammate, but are binding upon Teammate's heirs, administrators, executors, and personal representatives.

19.Waiver. The waiver by DaVita of any breach of this Agreement by Teammate shall not be effective unless in writing signed by an officer of DaVita, and no such waiver with regards to Teammate or any other person under a similar agreement shall operate or be construed as a waiver of the same type of breach or any other breach on a subsequent occasion by Teammate or any other person or entity.

20.Headings. The Section headings are for convenience only and shall not affect the meaning of the provisions contained in this Agreement.

TEAMMATE ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE TERMS OF THIS AGREEMENT AND HAS BEEN GIVEN THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND HAVE THE AGREEMENT REVIEWED BY AN ATTORNEY, IF HE OR SHE SO CHOOSES, PRIOR TO ITS EXECUTION.

IN WITNESS THEREOF, DaVita and Teammate have caused this Agreement to be executed as of the day and year first written above.

Teammate

Signature:

Print Name:

Residency Address:

Approved by DaVita Inc. as to Form:

______________________________________
Name: ________________________________
Assistant General Counsel – Labor & Employment

DaVita Inc. By: Name: Title:

APPENDIX A

a.
DaVita Kidney Care “DKC”: provides a variety of health care services to patient populations throughout the United States and abroad. A leading provider of dialysis services in the United States, DaVita Kidney Care treats patients with chronic kidney failure and end stage renal disease. This Business Unit includes and covers all aspects of the business that are not separately identified in sections b through i below.

b.	DaVita Clinical Research “DCR”: Provides early phase clinical research, late phase clinical research, biorepository, health economics outcomes research, and medical communications services.

c.	DaVita Health Solutions “DHS”: Provides an integrated care, multidisciplinary delivery model for high acuity chronically ill patients across a broad spectrum of diseases.

d.	DaVita Rx: Provides medication management services, analytics, prescription fulfillment, and pharmacy management services for clients for both standard and specialty drugs.

e.	Falcon Physician: Partners with practicing nephrologists and clinical excellence teams to develop and maintain web-based electronic health record solutions that integrate with dialysis centers nationwide and help nephrologists improve efficiency while providing comprehensive CKD and ESRD patient care

f.
Hospital Services Group “HSG”: Provides inpatient dialysis, Continuous Renal Replacement Therapy “CRRT”, and apheresis to hospitals, and assists in discharge planning and case management for acute and/or chronic renal patients leaving the hospital.

g.	Labs: Provides clinical lab support for the diagnosis and treatment of ESRD and CKD patients.

h.	Lifeline: Manages vascular access centers at which outpatient vascular access repairs and various other procedures on ESRD patients are performed.

i.
Nephrology Practice Solutions “NPS”: Provides nephrology care through employed physicians, nephrology practice consulting and management services, including governance and compensation planning, market analysis and strategic plan development, and nephrologist recruitment services.

j.
Paladina: Provides primary, preventative, and urgent care, 24/7 physician access, personalized care plans, wellness coaching, and chronic disease management with a health cost-savings to employers and patients.

k.	Village Health: Partners with patients, physicians, and healthcare professionals as well as payors to provide integrated care management to patients with kidney disease.

Exhibit B2 to Plan
CONFIDENTIALITY, NONCOMPETITION,
NONSOLICITATION, AND INTELLECTUAL PROPERTY AGREEMENT
(VICE PRESIDENT LEVEL)

THIS CONFIDENTIALITY, NONCOMPETITION, NONSOLICITATION, AND INTELLECTUAL PROPERTY AGREEMENT (this “Agreement”) is made and entered into as of _________________, 201_ by and between DaVita Inc., which includes its subsidiaries and affiliated companies (“DaVita”), and __________________________________ (“Teammate”).

WHEREAS, DaVita is engaged in the highly competitive business of providing kidney care and related services to its Patients and Customers and has offered to hire or continue to employ Teammate and Teammate has agreed to work or continue to work for DaVita;

WHEREAS, DaVita will expend a great deal of time, money, and effort to develop Teammate’s skills to assist Teammate in performing his or her duties for DaVita and will disclose to Teammate its proprietary, Confidential, and Trade Secret Information (defined below), all of which Teammate agrees are valuable assets of DaVita that are developed at great effort and expense to DaVita, and;

WHEREAS, Teammate understands that DaVita has a valid interest in protecting its valuable assets, including its Confidential Information and Trade Secrets, the goodwill and business relationships with its Patients and Customers, other employees, and the general public, and the specialized training of its employees, and acknowledges that the covenants and restrictions contained herein are necessary to protect these valuable assets of DaVita; and

NOW, THEREFORE, in consideration of DaVita’s initial or continued employment of Teammate, DaVita’s promise to disclose to Teammate Confidential Information and Trade Secrets and provide specialized training to allow Teammate to perform Teammate’s duties for DaVita, and the mutual benefits conferred herein (the sufficiency of all of which are hereby acknowledged by Teammate), DaVita and Teammate agree as follows:

1.	Definition of Key Terms.

a.
“Business Contact” means contact that is intended to establish or strengthen a business or professional relationship for DaVita, regardless of whether the contact is with a patient directly assigned to Teammate or a patient with which Teammate otherwise has contact in furtherance of the Teammate’s job duties.

b.
“Business of DaVita” means providing a variety of health care services to patient populations throughout the United States and abroad through its various Business Units (as defined below and in Appendix A), including, but not limited to, dialysis and other services for Patients with chronic kidney failure and end stage renal disease, innovative clinical care, integrated treatment plans, personalized care teams, and health-management services for Patients and Customers.

c.
“Business Units” means one or more of the businesses within DaVita listed in Appendix A. Teammate understands that this list of Business Units may expand or contract during Teammate’s employment and is not meant to be all-inclusive or final. Teammate understands that DaVita intends to keep the restrictions in this Agreement narrow by defining the Business Units as a means of identifying the actual work Teammate performs for the Company and potential competitive activity as it relates to Teammate’s employment and post-employment activities and not as a means of broadening such activity to Business Units for which Teammate did not work.

d.
“Competing Business” means any individual (including Teammate), corporation, limited liability company, partnership, joint venture, association, or other entity, regardless of form, that is directly engaged in whole or in relevant part in any business or enterprise that is the same as, or substantially the same as, the Business of DaVita, or that is taking material steps to engage in such business.

e.
“Confidential Information” means (i) competitively sensitive information, (ii) of importance to DaVita, (iii) that is kept in confidence by DaVita, (iv) that becomes known to Teammate through his or her employment with DaVita, and (v) that is not a trade secret under the Colorado Trade Secrets Act, Defend Trade Secrets Act of 2016 or other applicable law, as trade secrets are and shall remain separately protected and enforceable pursuant to applicable law. Assuming the foregoing criteria are met, Confidential Information includes, but is not limited to, information about DaVita’s operations, services, research and development of DaVita’s operations or services, names and other listings of current or prospective Patients or Customers, proposals to any current or prospective Patients or Customers, the terms of any arrangements or agreements with any Patients or Customers, including payment and pricing information, the implementation of patient or Customer-specific projects, the composition or description of future services that will or may be offered by DaVita, marketing strategies, financial and sales information, and technical expertise and know-how developed by DaVita, including the unique manner in which DaVita conducts its business. Confidential Information also includes information disclosed to DaVita by any third party (including, but not limited to, current or prospective Customers) that DaVita is required to treat as confidential. Confidential Information shall not include information readily available in the public domain so long as such information was not made available through the wrongdoing or fault of Teammate or any other individual.

f.
“Creative Works” means any and all works of authorship including, for example, written documents, spreadsheets, graphics, designs, trademarks, service marks, algorithms, computer programs or code, protocols, formulas, mask works, brochures, presentations, photographs, music or compositions, manuals, reports, and compilations of various elements, whether patentable or registrable under copyright, trademark, or similar domestic and international laws.

g.
“Patients and Customers” means those individuals, companies, or other entities for whom DaVita has provided or does provide products or services in connection with the Business of DaVita or whom DaVita has provided written proposals concerning the Business of DaVita in the one (1) year period preceding the voluntary or involuntary termination of Teammate’s employment with DaVita for any reason and with or without cause, including but not limited to, hospitals, clinics, and other health care providers.

h.	“Indirectly,” as used in paragraphs 2 and 4-7 below, means that Teammate will not assist others in performing those activities Teammate is prohibited from engaging in directly in paragraphs 2 and 4-7.

i.	“Intellectual Property” means those ownership and other legal rights associated with any Invention or Creative Works.

j.	“Invent” means to conceive of, develop, reduce to practice, or otherwise invent, as that term is commonly understood, and is not limited to its general usage under U.S. or foreign patent law.

i.
“Invention” means inventions, developments, concepts, improvements, designs, discoveries, inventive ideas, algorithms, computer software code, protocols, formulas, mask works, compositions, trademarks, service marks, or trade secrets, whether or not reduced to practice, patentable, or registrable under patent, copyright, trademark, or similar laws, which Teammate Invents, either solely or jointly during normal working hours or when Teammate is expected to be working, or that relate to the Business of DaVita or to DaVita’s actual or demonstrably anticipated research or development, or that are substantially aided by Teammate’s use of DaVita’s equipment, supplies, facilities, or confidential information, or contains any of DaVita’s Trade Secrets or Confidential Information, or that are the direct or substantial result of any work performed by Teammate for DaVita.

k.
“Prior Inventions” means all Inventions that were made by Teammate prior to his or her employment with DaVita, which belong to Teammate and which relate to DaVita’s current or proposed business, products, or research and development, and are not presently assigned to DaVita under this Agreement.

l.
“Restricted Territory” means the geographic territory in which Teammate worked, represented DaVita, or had Business Contact with DaVita’s Patients and Customers in the five (5) year period preceding the voluntary or involuntary termination of Teammate’s employment with DaVita for any reason and with or without cause.

m.	“Trade Secret(s)” means information defined as a trade secret by the Colorado Trade Secrets Act or other applicable law.

n.
“Vendors and Suppliers” means any individuals, companies, or government entities that supply materials or services to DaVita in furtherance of the Business of DaVita, regardless of whether or not they are also a Competing Business.

2.    Non-Disclosure and Non-Use of Confidential Information and Trade Secrets. During the term of Teammate’s employment and following the voluntary or involuntary termination of Teammate’s employment for any reason and with or without cause, Teammate will not, except as authorized and required to perform Teammate’s duties for DaVita, directly or indirectly: use, disclose, reproduce, distribute, or otherwise disseminate DaVita’s Confidential Information or Trade Secrets, or take any action causing, or fail to take any action necessary, to prevent any such information to lose its character or cease to qualify as Confidential Information or a Trade Secret. Teammate agrees to ask DaVita, both during and after employment, if Teammate has any questions about whether particular information is Confidential Information or a Trade Secret before using or disclosing such information. For example, Teammate agrees to contact DaVita if Teammate takes a job with an entity that is not a Competing Business (e.g., a vendor, insurance provider, or government agency) where that job will require Teammate to use or disclose Confidential Information or Trade Secrets such as pricing or contracting information in a manner that could adversely affect DaVita. Teammate shall not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that: (1) is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney, and (b) solely for the purpose of reporting or investigating a suspected violation of law; or (2) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  Disclosures to attorneys, made under seal, or pursuant to court order are also protected in certain circumstances under 18 U.S.C. § 1833.

3.    Return of Company Records and Property. Teammate agrees to immediately return to DaVita all property belonging to DaVita, including but not limited to, keys, credit cards, phones, computers, documents, data, as well as originals, copies, or other physical embodiments of DaVita’s Confidential Information and Trade Secrets (regardless of whether it is in paper, electronic, or any other format), at the termination of his or her employment or at any other time when DaVita so requests, and Teammate agrees not to retain or distribute any copies of any of the foregoing.

4.    Non-Solicitation of Patients and Customers. Teammate agrees that during Teammate’s employment and for a period of one (1) year following the voluntary or involuntary termination of Teammate’s employment for any reason and with or without cause, Teammate will not, either on behalf of Teammate or for any Competing Business, directly or Indirectly solicit, divert, or appropriate, or attempt to solicit, divert, or appropriate any Patient or Customer with whom Teammate has had Business Contact in the twelve (12) month period preceding the termination of Teammate’s employment, or about whom Teammate has any Confidential Information or Trade Secrets, for the purposes of providing services that are the same as or substantially similar to those provided in the Business of DaVita.

5.Non-Competition. Teammate agrees that during Teammate’s employment and for a period of one (1) year following the voluntary or involuntary termination of Teammate’s employment for any reason and with or without cause, Teammate will not, directly or Indirectly, own, manage, operate, join, control, be employed by or with, or participate in any manner with a Competing Business that competes with any Business Unit for which Teammate worked during the last five (5) years of his or her employment anywhere in the Restricted Territory where doing so will require Teammate to provide the same or substantially similar services to any such Competing Business as those which he or she provided to those Business Units at DaVita where he or she worked during the last five (5) years of his or her employment.

6.    Non-Solicitation of Teammates. Teammate agrees that during his or her employment with DaVita and for one (1) year following the voluntary or involuntary termination of his or her employment for any reason and with or without cause, Teammate will not directly or Indirectly solicit, recruit, or encourage current Teammates of DaVita or Teammates who have terminated their employment with DaVita within twelve (12) months of the solicitation, recruitment, or encouragement, to provide to a Competing Business the same or substantially similar services they provided to DaVita.

7.    Non-Interference of Vendors and Suppliers. Teammate agrees that during his or her employment with DaVita and following the termination of his or her employment, Teammate will not directly or indirectly interfere with DaVita’s relationships with its vendors and suppliers in any manner that is prohibited by contract or law.

8.    Ownership of Intellectual Property.

a.
Prior Inventions Retained and Licensed by Teammate. Teammate has attached hereto, as Exhibit A, a list describing all Prior Inventions. If no such list is attached, Teammate represents that there are no such Prior Inventions. Teammate agrees not to incorporate, or permit to be incorporated, any Prior Invention owned by Teammate, or in which Teammate has an interest, into a Company product, process, program, or machine without DaVita’s prior written consent.

b.
Assignment of Inventions. Teammate agrees to promptly make full written disclosure to DaVita of, to hold in trust for the sole right and benefit of DaVita, and hereby presently assigns to DaVita, or its designees, without any additional consideration, all of Teammate’s right, title, and interest in and to any and all Inventions that are Invented during Teammate’s employment or for a period of one (1) year following the voluntary or involuntary termination of Teammate’s employment. Teammate understands that the obligations under this paragraph 8(b) do not apply to any Invention that is Invented that: (1) does not involve the use of any DaVita Trade Secrets or Confidential Information, DaVita equipment, supplies, or facilities; (2) that were developed by Teammate entirely on Teammate’s own time; and (3) do not relate to the Business of DaVita.

c.
Works Made For Hire. Teammate acknowledges that all Creative Works that are made by Teammate (solely or jointly with others) within the scope of and during the period of Teammate’s employment with DaVita and which are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act.

d.
Patent and Copyright Registrations. Teammate agrees to assist DaVita (both during and after employment), or its designees, at DaVita’s expense, but without additional compensation to Teammate, to secure DaVita’s rights in any Inventions, copyrights, or other intellectual property rights relating thereto in any and all countries, hereby irrevocably designates and appoints DaVita, through its duly authorized officers and agents, as Teammate’s agent and attorney in fact, to act for and on Teammate’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or copyright or trademark registrations thereon anywhere in the world with the same legal force and effect as if executed by Teammate.

9.    Tolling. Employee agrees that if either party institutes litigation to enforce or challenge the protective covenants in paragraphs four (4) through eight (8) of this agreement, and Employee is not enjoined from breaching one or more of the protective covenants contained herein, and a court thereafter determines that one or more of the protective covenants are enforceable, the restricted time periods in this Agreement shall be tolled beginning on the date the litigation was instituted until the litigation is finally resolved and all periods of appeal have expired.

10.Prior Agreements and Disclosure of Agreement to Third Parties. Teammate represents that he or she is not a party to any agreement with any former employer or any other person or entity containing any non-disclosure, non-compete, non-solicitation, non-recruitment, intellectual property assignment, or other covenants that will affect Teammate’s ability to devote his or her full time and attention to the Business of DaVita, that has not already been disclosed to DaVita in writing. Teammate also agrees to provide a copy of this Agreement to any subsequent employer, person, or entity to which Teammate intends to provide services that may conflict with any of Teammate’s obligations in this Agreement prior to engaging in any such activities. Teammate agrees that DaVita may also provide a copy of this Agreement or a description of its terms to any Patient or Customer, subsequent employer, or other third party at any time as it deems necessary to protect its interests, and Teammate agrees to indemnify DaVita against any claims and hold DaVita harmless from any losses, costs, fees, expenses, and damages arising out of Teammate’s failure to comply with this paragraph.

11.Additional Teammate Disclosure Exceptions. Nothing in this Agreement (including with respect to Confidential Information, Trade Secrets, and Inventions obligations is intended to be or will be construed to prevent, impede, or interfere with Teammate’s right to respond accurately and fully to any question, inquiry, or request for information regarding Teammate’s employment with DaVita when required by legal process by a Federal, State or other legal authority, or from initiating communications directly with, or responding to any inquiry from, or providing truthful testimony and information to, any Federal, State, or other regulatory authority in the course of an investigation or proceeding authorized by law and carried out by such agency. Teammate is not required to contact DaVita regarding the subject matter of any such communications before Teammate engages in such communications. In addition, nothing in this Agreement is intended to restrict  Teammate’s legally protected right to discuss wages, hours or other working conditions with co-workers or in any way limit Teammate’s rights under the National Labor Relations Act or any whistleblower act.

12.Severability and Enforceability. Teammate and DaVita agree that if any particular paragraphs, subparagraphs, phrases, words, or other portions of this Agreement are determined by an appropriate court to be invalid or unenforceable as written, they shall be modified as necessary to be valid or enforceable, and such modification shall not affect the remaining provisions of this Agreement, or if they cannot be modified to be made valid or enforceable, then they shall be severed from this Agreement, and all remaining terms and provisions shall remain enforceable.

13.Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Delaware (without regard to principles of conflicts of laws)

to the extent not preempted by the Employee Retirement Income Security Act of 1974, as amended, or other Federal law, which shall otherwise control.

14.Relief, Remedies, and Enforcement. The parties acknowledge that DaVita is engaged in a highly competitive business and the covenants and restrictions contained in this Agreement, including the geographic and temporal restrictions, are reasonably designed to protect DaVita’s legitimate business interests, including Company goodwill and Patient and Customer relationships, Confidential Information and Trade Secrets, and the specialized skills and knowledge gained by Teammate and DaVita’s other employees during their employment. Teammate acknowledges and agrees that a breach of any provision of this Agreement by the Teammate will cause serious and irreparable injury to DaVita that will be difficult to quantify and which may not be adequately compensated by monetary damages alone. Thus, in the event of a breach or threatened or intended breach of this Agreement by Teammate, DaVita shall be entitled to injunctive relief, both temporary and final, enjoining and restraining such breach or threatened or intended breach, despite any agreement between two parties to arbitrate any disputes related to any aspect of Teammate’s employment. Teammate further agrees that nothing in this Agreement, or in any agreement between the parties to arbitrate any other aspect of Teammate’s employment, shall be construed to prohibit DaVita from pursuing any and all other legal or equitable remedies available to it for breach of any of the provisions of this Agreement, including the disgorgement of any profits, commissions, or fees realized by Teammate, any subsequent employers, any business owned or operated by Teammate, or any of Teammate’s agents, heirs, or assigns, as well as all costs and attorneys’ fees incurred because of Teammate’s breach of any provisions of this Agreement. Teammate also agrees that that the knowledge, skills, and abilities he or she possesses at the time of commencement of employment are sufficient to permit Teammate to earn a livelihood satisfactory to Teammate without violating any provision of this Agreement.

15.Entire Agreement and Validity of Terms. Teammate and DaVita agree that this Agreement contains the entire agreement by and between them on the subjects covered by this Agreement, that all sections of prior agreements concerning these subjects are replaced by this Agreement, that Teammate does not rely, and has not relied, upon any representation or statement not set forth herein by DaVita or any of DaVita's agents, representatives, or attorneys, and that this Agreement may be changed only by a subsequent agreement in writing signed by both parties.

16.Survival. All non-competition, non-solicitation, non-disclosure and use, non-recruiting, and Agreement disclosure obligations in this Agreement shall survive the voluntary or involuntary termination of Teammate's employment for any reason and with or without cause, and no dispute regarding any other provisions of this Agreement or regarding Teammate’s employment or the termination of Teammate’s employment shall prevent the operation and enforcement of these obligations.

17.Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered an original, but all of which construed together shall constitute one and the same Agreement. Teammate agrees that DaVita may enforce this Agreement with a copy that is only signed by Teammate.

18.Assignment and Successorship. This Agreement and the rights and obligations of DaVita hereunder may be assigned by DaVita and shall inure to the benefit of and shall be enforceable by any such assignee, as well as any of DaVita’s successors in interest. This Agreement and the rights and obligations of Teammate hereunder may not be assigned by Teammate, but are binding upon Teammate's heirs, administrators, executors, and personal representatives.

19.Waiver. The waiver by DaVita of any breach of this Agreement by Teammate shall not be effective unless in writing signed by an officer of DaVita, and no such waiver with regards to Teammate or any other person under a similar agreement shall operate or be construed as a waiver of the same type of breach or any other breach on a subsequent occasion by Teammate or any other person or entity.

20.Headings. The Section headings are for convenience only and shall not affect the meaning of the provisions contained in this Agreement.

TEAMMATE ACKNOWLEDGES THAT HE OR SHE HAS READ AND UNDERSTANDS THE TERMS OF THIS AGREEMENT AND HAS BEEN GIVEN THE OPPORTUNITY TO REVIEW THIS AGREEMENT AND HAVE THE AGREEMENT REVIEWED BY AN ATTORNEY, IF HE OR SHE SO CHOOSES, PRIOR TO ITS EXECUTION.

IN WITNESS THEREOF, DaVita and Teammate have caused this Agreement to be executed as of the day and year first written above.

Teammate

Signature:

Print Name:

Residency Address:

Approved by DaVita Inc. as to Form:

______________________________________
Name: ________________________________
Assistant General Counsel – Labor & Employment

DaVita Inc. By: Name: Title:

APPENDIX A

a.
DaVita Kidney Care “DKC”: provides a variety of health care services to patient populations throughout the United States and abroad. A leading provider of dialysis services in the United States, DaVita Kidney Care treats patients with chronic kidney failure and end stage renal disease. This Business Unit includes and covers all aspects of the business that are not separately identified in sections b through i below.

b.	DaVita Clinical Research “DCR”: Provides early phase clinical research, late phase clinical research, biorepository, health economics outcomes research, and medical communications services.

c.	DaVita Health Solutions “DHS”: Provides an integrated care, multidisciplinary delivery model for high acuity chronically ill patients across a broad spectrum of diseases.

d.	DaVita Rx: Provides medication management services, analytics, prescription fulfillment, and pharmacy management services for clients for both standard and specialty drugs.

e.
Falcon Physician: Partners with practicing nephrologists and clinical excellence teams to develop and maintain web-based electronic health record solutions that integrate with dialysis centers nationwide and help nephrologists improve efficiency while providing comprehensive CKD and ESRD patient care

f.
Hospital Services Group “HSG”: Provides inpatient dialysis, Continuous Renal Replacement Therapy “CRRT”, and apheresis to hospitals, and assists in discharge planning and case management for acute and/or chronic renal patients leaving the hospital.

g.	Labs: Provides clinical lab support for the diagnosis and treatment of ESRD and CKD patients.

h.	Lifeline: Manages vascular access centers at which outpatient vascular access repairs and various other procedures on ESRD patients are performed.

i.
Nephrology Practice Solutions “NPS”: Provides nephrology care through employed physicians, nephrology practice consulting and management services, including governance and compensation planning, market analysis and strategic plan development, and nephrologist recruitment services.

j.
Paladina: Provides primary, preventative, and urgent care, 24/7 physician access, personalized care plans, wellness coaching, and chronic disease management with a health cost-savings to employers and patients.

k.	Village Health: Partners with patients, physicians, and healthcare professionals as well as payors to provide integrated care management to patients with kidney disease.

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